Explanatory Note: Attached hereto are the portions of the Code of Ethics that were amended since the Registrant last filed its Code of Ethics. Only the sub-sections of the Code of Ethics that were amended are included (as restated in their entirety) in this exhibit to the Registrant’s Form N-CSR.

Text that was deleted is shown with a strikethrough, and text that was added is shown with a double underline.

Code of Ethics

for

Hennessy Funds Trust
and
Hennessy Advisors, Inc.

__________________________

~~February 2016~~
June 2017
__________________________

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III. PERSONAL SECURITIES INVESTMENT TRANSACTIONS POLICY

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D.            Restrictions and Limitations on Personal Securities Transactions

The provisions of this Section III.D apply to all Access Persons, except they do not apply to Disinterested Trustees other than as specifically set forth in Section III.D.3 below and they do not apply to non‑executive directors of the Advisor who do not have access to nonpublic information regarding securities recommendations, securities transactions or portfolio holdings for the Funds and are not involved in making securities recommendations to clients.

Any personal securities transaction by an Access Person in violation of this Code may be required to be reversed and any resulting profits may be subject to disgorgement.

1.	Participation in Initial Public Offerings
No Access Person may acquire any Covered Security in an Initial Public Offering without the prior approval of the CCOs of HFT and the Adviser.

2.	Participation in Private Placements
No Access Person may participate in a private placement of any kind (including, but not limited to, investments in limited partnership, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) without the prior approval of the CCOs of HFT and the Adviser.

3.	Trading in a Security on a Day When There is a “Buy” or “Sell” Order or Serious Consideration Thereof
No Access Person may purchase or sell, directly or indirectly, any Covered Security on any day during which (a) the Adviser has placed a “buy” or “sell” order in the same security for a Fund or (b) to the actual knowledge of such Access Person at the time of such purchase or sale, the same security is being considered for purchase or sale by a Fund.

Disinterested Trustees are subject to this prohibition if they know or should have known at the time of such purchase or sale that the Adviser has such a pending “buy” or “sell” order in the same security for the Fund.

4.	Blackout Period
No Access Person ~~who is Investment Personnel~~ may purchase or sell, directly or indirectly, a Covered Security within ~~five~~seven calendar days after the Adviser has purchased or sold the same security for a Fund ~~or, if such purchase or sale is reasonably anticipated, for five days before the Adviser has purchased or sold the same security for a Fund~~.

5.	Short‑Swing Profits; Day Trading
No Access Person ~~who is Investment Personnel~~ may (a) engage in frequent trading of securities (e.g., day trading) or (b) profit from the purchase and sale or sale and purchase of the same or equivalent Covered Security within 30 days.  Nothing in this Section III.D.5 shall be deemed to prohibit avoidance of loss through trading within a period shorter than 30 days.

6.	Restricted List
HFT and the Adviser may from time to time establish a Restricted List that includes the names of companies for which HFT or the Adviser may have, or are in a position to receive, material non‑public information.  Access Persons are not allowed to trade or investment in the securities of any company on the Restricted List.

7.	Pre‑Clearance Requirements
Access Persons must obtain pre‑clearance of all personal securities transactions in Covered Securities that are not exempted by Section III.C by following the procedures described in Appendix A, as may be updated from time to time upon the approval of the CCOs of HFT and the Adviser.  It is the goal of HFT and the Adviser to respond to all pre‑clearance requests within 24 hours.  Access Persons will receive notification regarding whether their pre‑clearance request is approved or denied, but the specific reason for the decision is not required to be provided.  If a pre‑clearance request for a personal securities transaction submitted by an Access Person is denied, such Access Person is prohibited from executing such personal securities transaction.  If the personal securities transaction is not completed on the date of pre‑clearance, a new pre‑clearance must be obtained prior to executing any remaining portion of such personal securities transaction.  If an Access Person believes he or she may not be able to complete a personal securities transaction in a single trading day because of limited liquidity in the applicable security, he or she may request that the pre‑clearance approval extend for up to five days.  Such requests will be considered on a case‑by‑case basis based on the facts and circumstances known at the time.  Approval of a pre‑clearance request for a personal securities transaction that has not yet been executed may be revoked at any time if new information makes revocation advisable.

Post‑approval of personal securities transactions is not permitted under any circumstances.

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APPENDIX A

PRE‑CLEARANCE PROCEDURES

To seek pre‑clearance of a personal securities transaction in a Covered Security that is required to be pre‑cleared pursuant to Section III.D.7 of the Code of Ethics, send an email to preclearance@hennessyfunds.com setting forth the following information, except that (a) if you are seeking pre‑clearance of a personal securities transaction in a Fund, you only need to complete items 1‑~~8~~9 and (b) if you are seeking pre‑clearance of a personal securities transaction in the Adviser, you only need to complete items 1‑~~9~~10:

1.	Date of Pre‑Clearance Request: _____________________________________________________________________________________________
2.	Name of Issuer: _________________________________________________________________________________________________________
3.	Ticker ~~symbol~~Symbol/CUSIP: _______________________________________________________________________________________________
4.	Type of Security: ________________________________________________________________________________________________________
5.	~~4.~~ Nature of ~~the transaction (purchase or sale~~Transaction (Purchase/Sale): _____________________________________________________________
6.	~~5.~~ Number of ~~securities proposed~~Securities to be ~~purchased~~Purchased or ~~sold~~Sold: ______________________________________________________
7.	~~6. Broker, dealer, or bank through which the transaction~~B/D, Dealer, or Bank Through Which the Transaction is to be ~~executed~~Executed: ______________
8.	~~7.~~ Last Three Digits of Account ~~number (~~Number (can be left blank if you only hold ~~more than~~ one account at ~~the~~ above entity): ____________________
9.
~~8.~~ Have you ~~purchased or sold~~executed an opposite‑side trade in this security in any account within the past 30 days?  (E.g., if you are requesting a sale, have you executed a purchase in the same security within the past 30 days?)  ____ Yes  ____ No

~~If yes, please indicate whether such transactions were buy or sell transactions:~~

10.	~~9.~~ Are you aware of any material non-public information (insider information) regarding the security or the issuer? ____ Yes ____ No
11.	~~10.~~ Are you or is a member of your immediate family an officer or director of the issuer of the securities or an affiliate of the issuer? ____ Yes ____ No
If yes, please describe:  ____________________________________________________________________________________________________

12.
~~11.~~ Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities (if none, please indicate “None”):  ________________________________________________________________________________________________________

13.	~~12.~~ Does this transaction involve a private placement? ____ Yes ____ No

Appendix A-1

14.	~~13.~~ Is the security being purchased part of an initial public offering? ____ Yes ____ No

Appendix A-2